Lexington Natural Resources Trust
                      Voting Instructions

THESE INSTRUCTIONS ARE SOLICITED ON BEHALF OF KEMPER INVESTORS LIFE INSURANCE
               COMPANY ("KILICO") (THE "COMPANY")

I, the undersigned contract owner of an individual variable annuity contract of the Company, hereby instruct the Company to vote, as designated below, all the shares attributable to Lexington Natural Resources Trust under my contract, at the Special Meeting of Shareholders of Lexington Natural Resources Trust to be held on November 5, 1996 or at any adjournment thereof:


Please mark box in blue or black ink.

ITEM I. Votes on Proposal to elect trustees to serve as members of the Board of Trustees of the Fund, the nominees are: S.M.S. Chadha, Robert M. DeMichele, Beverley C. Duer, Barbara R. Evans, Lawrence Kantor, Jerard F. Maher, Andrew M. McCosh, Donald B. Miller, John G. Preston, Margaret W. Russell and Phillip C. Smith.

     FOR       WITHHOLD       FOR ALL EXCEPT
     [ ]         [ ]               [ ]
                                                  TO WITHHOLD AUTHORITY TO
                                                  VOTE FOR ANY INDIVIDUAL
                                                  NOMINEE, MARK THE "FOR ALL
                                                  EXCEPT" BOX, AND STRIKE A LINE
                                                  THROUGH THE NOMINEE'S NAME IN
                                                  THE LIST ABOVE.


ITEM II. Vote on Proposal to ratify the selection of KPMG Peat Marwick as independent certified public accountants to the Fund.

     FOR       AGAINST        ABSTAIN
     [ ]         [ ]            [ ]


ITEM III. The transaction of such other business as may be properly brought before the meeting.

     FOR       AGAINST        ABSTAIN
     [ ]         [ ]            [ ]

Shares for which no instructions have been received will be voted by the Company in the same proportion as shares for which instructions have been received by the Company from all other contract owners participating in the same separate account. If this card is signed but no direction is made, the votes will be cast FOR items I, II, and III.

I acknowledge receipt of the Proxy Statement dated October 10, 1996 pertaining to the Special Meeting of Shareholders to be held on November 5, 1996.


PLEASE SIGN, DATE AND RETURN PROMPTLY.


                                         __________________________________
                                         Sign here as name(s) appear hereon

                                         __________________________________


                                         Dated:________________________1996
                                         IMPORTANT: Joint owners must EACH
                                         sign.  When signing as attorney,
                                         executor, administrator, trustee,
                                         guardian or corporate office, please
                                         give your full title as such.